Exhibit 3.1

Execution Version

BLACKSTONE MORTGAGE TRUST, INC.

ARTICLES OF AMENDMENT

Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Section 6.1 of the charter of the Corporation (the “Charter”) is hereby deleted in its entirety and the following is substituted in lieu thereof:

Section 6.1 Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares, consisting of two classes of stock as follows:

(a) 400,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), of which 400,000,000 shares shall initially be designated class A common stock, par value $.01 per share (“Class A Stock”); and

(b) 100,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”).

(c) The aggregate par value of all authorized shares of stock having par value is $5,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 6.1. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 300,000,000 shares of stock, consisting of 200,000,000 shares of common stock, par value $.01 per share, of which 200,000,000 shares were designated as class A common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share. The aggregate par value of all authorized shares of stock having par value was $3,000,000.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 500,000,000 shares of stock, consisting of 400,000,000 shares of common stock, par value $.01 per share, of which 400,000,000 shares are designated as class A common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share. The aggregate par value of all authorized shares of stock having par value is $5,000,000.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment of the Charter.

FIFTH: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to a change expressly authorized to be made without any action by the stockholders of the Corporation by the Charter and Section 2-105(a)(13) of the MGCL.

SIXTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

SEVENTH: These Articles of Amendment shall be effective on June 9, 2020.

- Signature Page Follows -

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by the undersigned Chief Executive Officer and attested by its Secretary this 8th day of June, 2020.

ATTEST:		BLACKSTONE MORTGAGE TRUST, INC.

By:	/s/ Leon Volchyok	By:	/s/ Stephen D. Plavin
	Leon Volchyok		Stephen D. Plavin
	Secretary		Chief Executive Officer

[Signature Page to Articles of Amendment]